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                             POLICY UPDATE PAGE
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MANULIFE FINANCIAL           The Manufacturers Life Insurance Company of America


This form is an update to the information shown on Page 3.1 in the Policy Information Section of your policy and should be attached to your policy. It takes effect on May 1, 1997.

                            TABLE OF EXPENSE CHARGES

The Charge For Applicable Taxes and the Monthly Administration Charge sections have been replaced by the following:


1. CHARGE FOR APPLICABLE TAXES (OTHER THAN TAXES DESCRIBED IN THE POLICY VALUE COMPOSITION PROVISION):

        TWO DEDUCTIONS ARE MADE FROM EACH PREMIUM PAYMENT. THE DEDUCTIONS ARE GUARANTEED NEVER TO EXCEED:

           2.35% FOR STATE AND LOCAL TAXES, AND

           1.25% FOR FEDERAL TAXES

2.  MONTHLY ADMINISTRATIVE CHARGE:

        AN AMOUNT IS DEDUCTED MONTHLY FROM THE POLICY VALUE. THE AMOUNT IS GUARANTEED NEVER TO EXCEED:

        (A) $0.01 PER $1,000 OF FACE AMOUNT, PLUS $35 DURING THE FIRST POLICY YEAR, AND

        (B)  $0.01 PER $1,000 OF FACE AMOUNT, PLUS $10 DURING EACH SUBSEQUENT
             YEAR






                        THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

                                       /s/ DONALD A. GULOIEN
                                      -------------------------
                                             President



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